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                                                                   EXHIBIT 3.111

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CT CORPORATION SYSTEM
ATTN L CAUDILL
17 S HIGH ST
COLUMBUS, OH 43215-0000

----------------------------cut along the dotted line---------------------------
                                   [GRAPHIC]

                                THE STATE OF OHIO

                                   CERTIFICATE

                    SECRETARY OF STATE - J.KENNETH BLACKWELL

                                     1123415

IT IS HEREBY CERTIFIED THAT THE SECRETARY OF STATE OF OHIO HAS CUSTODY OF THE BUSINESS RECORDS FOR SEAGATE II, INC. AND THAT SAID BUSINESS RECORDS SHOW THE FILING AND RECORDING OF:

    DOCUMENT(s)                                     DOCUMENT NO(s):
    -----------                                     ---------------
    DOMESTIC ARTICLES/FOR PROFIT                    199935603478


        United States of America                     Witness my hand and the
            State of Ohio                        seal of the Secretary of State
     Office of the Secretary of State          at Columbus, Ohio, This 15th day
                                                    of December, A.D. 1999

[SEAL]                                                  /s/ J. Kenneth Blackwell
                                                        ------------------------
                                                          J. Kenneth Blackwell
                                                          Secretary of State

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                                                              EXPEDITE THIS FORM

                                                                    /X/ YES

                            ARTICLES OF INCORPORATION

                                       OF

                                SEAGATE II, INC.

                  (Under Chapter 1701 of the Ohio Revised Code)
                               Profit Corporation

     WITNESSETH that the undersigned, desiring to form a corporation for profit under and in accordance with Chapter 1701 of the OHIO REVISED CODE, does hereby certify:

                                      FIRST

     The name of this corporation is SEAGATE II, INC. (hereunder called the "Corporation").

                                     SECOND

     The place in this state where the principal office of this Corporation is to be located is the City of Toledo, Lucas County, Ohio.

                                      THIRD

     The purposes for which this Corporation is formed are:

          1. To engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the OHIO REVISED CODE.

          2. To do any and all acts and things necessary, convenient, or expedient to the accomplishment of the foregoing, both within and without the State of Ohio, and in any capacity.

          3. To have and to exercise any and all powers and privileges now or hereafter conferred by the laws of the State of Ohio, and all extensions thereof by amendments thereto hereafter made.

                                                                  RECEIVED

                                                                 DEC 15 1999

                                                            J. KENNETH BLACKWELL
                                                             SECRETARY OF STATE

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     Nothing herein contained shall be deemed to authorize the Corporation to engage in the practice of any profession contrary to law. Each purpose specified in any clause or paragraph of this Article is an independent purpose and shall not be limited by reference to or inference from the terms of any other clause or paragraph of these Articles of Incorporation. The Corporation reserves the right substantially to change its purposes. If a change of purposes is authorized by the vote now or hereafter required by statute, dissenting shareholders shall not have appraisal or payment rights.

                                     FOURTH

     The maximum number of shares which this Corporation is authorized to have issued and outstanding is Eight Hundred Fifty (850) shares, all of which shall be common shares without par value.

                                      FIFTH

     The amount of capital with which this Corporation will begin business is One Thousand Dollars ($1,000.).

                                      SIXTH

     Shares of this Corporation may be issued and reissued from time to time for such amounts of consideration for each share as may be fixed by the Board of Directors, to the extent permitted by law. The Corporation, through its Board of Directors, shall have the right and power to repurchase any of its outstanding shares at such price and upon such terms as may be agreed upon between the Corporation and the selling shareholder or shareholders.

                                     SEVENTH

     No holder of shares of the Corporation shall have any preemptive right to subscribe for or to purchase any shares of the Corporation of any class whether such shares or such class be now or hereafter authorized.

                                     EIGHTH

     Notwithstanding any provision of the OHIO REVISED CODE, now or hereafter in force, requiring for any purpose the vote or consent of the holders of shares entitling them to exercise two-thirds of the voting power of the Corporation or of any class or classes of shares thereof, such action, unless otherwise expressly required by statute, may be taken by the vote or consent of the holders of shares entitling them to exercise a majority of the voting power of the Corporation or of such class of shares thereof.

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                                      NINTH

     In the event of irreconcilable differences among the directors of the Corporation, of such a nature that the continued operation of the Corporation has been substantially impeded or made impossible, the directors or shareholders of the Corporation, in such number and manner as now or hereafter required by statute, may petition the court of common pleas for the appointment of a provisional director. The provisional director shall have the same rights and duties as other directors and shall serve in accordance with Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

                                      TENTH

     In the absence of fraud, no agreement or transactions between this Corporation and any other corporation or association shall be affected by the fact that any director or officer of this Corporation is interested in or is a director or officer of such other corporation or association; any director or officer of this Corporation may be a party to or interested in any agreement or transaction of this Corporation; and no persons, association or other corporation shall be affected by the fact that any director or officer of this Corporation is a party to or interested in such agreement or transaction or in any way connected with such person, persons, association or corporation; provided, however, that such agreement or transaction shall be authorized or ratified by the vote of a majority of the directors of this Corporation. No person who may become a director or officer of this Corporation shall be subjected to any liability which might otherwise exist as a result of thus agreeing or entering into a transaction with this Corporation for the benefit of himself or any person, association or corporation in which he may be interested.

                                    ELEVENTH

     The Corporation shall indemnify a director or officer, or a former director or officer, or any person who may have served at its request as a director or officer of another corporation in which it owns shares or of which it is a creditor, against expenses actually and necessarily incurred by him or her in connection with the defense of any action, suit or proceeding in which he or she is made a party by reason of being or having been such director or officer, except in relation to matters as to which he or she shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which he or she may be entitled under the OHIO REVISED CODE, the Code of Regulations, any agreement, vote of shareholders or otherwise.

     IN WITNESS WHEREOF, I have hereunto subscribed my name this 14th day of December, 1999.

                                                  /s/ Thomas M. George
                                                  ------------------------------
                                                  Thomas M. George, Incorporator

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                          ORIGINAL APPOINTMENT OF AGENT

     The undersigned, being the sole incorporator of SEAGATE II, INC. (the "Corporation"), hereby appoints CT CORPORATION SYSTEM, to be the statutory agent upon whom any process, notice of demand required or permitted by statute to be served upon the Corporation may be served. The complete address of the agent is:

                                      1300 East Ninth Street,
                                      Suite 1010
                                      Cleveland, OH 44114

Dated: December 14, 1999                          /s/ Thomas M. George
                                                  ------------------------------
                                                  Thomas M. George, Incorporator

                                                                 Cleveland, Ohio
                                                             December 15th, 1999

     The undersigned, Charlotte Renee Cruz, Asst. Secretary, authorized representative of CT CORPORATION SYSTEM, named herein as the statutory agent for SEAGATE II, INC., hereby acknowledges and accepts the appointment of statutory agent for said Corporation.

                                      CT CORPORATION SYSTEM

                                      By: /s/ Charlotte Renee Cruz.
                                         --------------------------------------
                                         Charlotte Renee Cruz. Asst. Secretary